UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 21, 2005

INTEREP NATIONAL RADIO SALES, INC.

(Exact Name of Registrant as Specified in Charter)

New York	000-28395	13-1865151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (212) 916-0700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) On July 21, 2005, we entered into a First Amendment (the “Amendment”) of the Loan and Security Agreement, dated as of September 25, 2003, among Commerce Bank, N.A. (the “Bank”), us and our subsidiaries named therein, as guarantors (the “Agreement”), that strengthened our relationship with the Bank and its commitment to us. The principal change effected by the Amendment was to extend the term of our $10,000,000 revolving credit facility under the Agreement from September 25, 2006 through December 31, 2007. The Amendment also revised certain of the financial covenants to more appropriately reflect our current business operations.

A copy of the Amendment is included as an exhibit to this Current Report.

We believe that the Amendment is of significant benefit to us in that it provides continued access to revolving credit for an additional 15 months and on more favorable terms. We also believe that the Amendment indicates the continued confidence that the Bank has in our operating strategy.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	First Amendment, dated as of July 21, 2005 to the Loan and Security Agreement, dated as of September 25, 2003, among Commerce Bank, N.A., Interep National Radio Sales, Inc. and its subsidiaries named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEREP NATIONAL RADIO SALES, INC.
(Registrant)

Date: July 27, 2005.	By:	/s/ WILLIAM J. MCENTEE, JR.
William J. McEntee, Jr.
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	First Amendment, dated as of July 21, 2005 to the Loan and Security Agreement, dated as of September 25, 2003, among Commerce Bank, N.A., Interep National Radio Sales, Inc. and its subsidiaries named therein.